DCI Telecommunications, Inc.
                           611 Access Road
                         Stratford, CT 06615

            Notice of Annual Meeting of the Shareholders
                             to be Held

                            July 29, 1999
                                 at
                        Kiawah Island Resort
                        12 Kiawah Beach Drive
                 Kiawah Island, South Carolina 29455


To The Shareholders:
       NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of DCI Telecommunications, Inc. (the "Company") will be held at the Kiawah Island Resort, Kiawah Island, South Carolina on July 29, 1999 at 9:00 a.m. local time to hear a report on the condition of the Company from the Chief Executive Officer of the Company and to vote on the following proposals recommended by the Board of Directors for approval:

    (1) To elect five directors to serve until the next Annual Meeting of shareholders;

    (2) To ratify the selection of Deloitte & Touche LLP, as the Company's independent public auditors for the coming year; and,

    (3) To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on June 11, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only holders of the Company's common stock at the close of business on the record date are entitled to vote at the meeting.
     Adoption of the proposals will require the affirmative vote of a majority of the Common Stock voting on the proposal.
      You are cordially invited to attend the meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign, and return the enclosed proxy promptly in order that as many shares as possible may be represented at the meeting.
      A copy of the Company's Annual Report to Shareholders is enclosed.

                 BY ORDER OF THE BOARD OF DIRECTORS

                        /s/ Joseph J. Murphy
                   -------------------------------
                     Joseph J. Murphy, President
                       Stratford, Connecticut
                            June 30, 1999

                       DCI Telecommunications
                           611 Access Road
                         Stratford, CT 06615


                   Annual Meeting - July 29, 1999

June 30, 1999

Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of shareholders of DCI Telecommunications, Inc. to be held on Thursday July 29, 1999 at 9:00 a.m., at the Kiawah Island Resort, Kiawah Island, South Carolina.
      In addition to the specific matters to be voted on at the meeting, there will be a report on the Company's business and an opportunity for shareholders to ask questions. I hope you will be able to join us. If you are unable to attend, I strongly urge you to complete your enclosed proxy. Your vote is very important.


Sincerely,
/s/ Joseph J. Murphy
--------------------
Joseph J. Murphy
President

                    DCI Telecommunications, Inc.

         Proxy Statement for Annual Meeting of Shareholders
           Information concerning Solicitation and Voting

General
-------
       The enclosed Proxy is solicited on behalf of DCI Telecommunications, Inc. (the "Company") for use at the Annual Meeting of shareholders to be held Thursday, July 29, 1999 at 9:00 a.m. local time and at any adjournment thereof for the purposes set forth herein and in accompanying Notice of Annual Meeting of shareholders. The Annual Meeting will be held at the Kiawah Island Resort, Kiawah Island, South Carolina.
      These proxy solicitation materials are being mailed on or about July 9, 1999 together with the Company's Annual Report to all shareholders entitled to vote at the meeting.

Record Date and Principal Shareholders
--------------------------------------
      Holders of record of Common Stock at the close of business on June 11, 1999 are entitled to notice of and to vote at the meeting. There are no other outstanding voting securities of the Company. At the record date, 29,843,982 shares of the Company's Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held. The following table sets forth, as of the most recent practical date (June 11, 1999), those persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                 Amount and Nature      Percent of
 Name                          of Beneficial Ownership      Class
  ----                          ----------------------- ----------

Joseph J. Murphy                         7,112,145 (1,2)    20.54%
IXC Communications Services, Inc.        4,250,000          14.24%

  1) Includes 1,392,727 shares which the beneficial owner, 615,090 shares which Grace Murphy, the beneficial owner's spouse, and 83,600 shares which Joseph J. Murphy III, the beneficial owner's son, have the right to acquire pursuant to options which are exerciseable within sixty days.
  2) Included in Joseph Murphy ownership are shares issued for the Edge Communications acquisition of which Mr. Murphy exercises sole voting power as follows: Donald Gross, 1,750,533 (5.8%); Stephen Gross, 1,750,533 (5.8%); Robert Cefail, 263,143; DCP Holding, LLC, 150,000; Lori Gross, 62,500; and Tibor Vas, 20,000.

Section 16(a) Reports
---------------------
      Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires officers and directors, and persons who own more than 10% of a registered class of the equity securities of a company which is registered under the 34 Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by certain regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of the copies of such forms received by it, the Company believes that during its most recent fiscal year or prior fiscal years, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with except as noted. The Company notes that 2 officers filed untimely reports on transactions in, or holdings of DCI Telecommunications, Inc. Common Stock during, or with respect to, 1999 as follows: Joseph Murphy, 1 report regarding 1 transaction and John Adams, 4 report(s) regarding 23 transaction(s).
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person.
Voting and Solicitation
      In accordance with the Company's by-laws, directors shall be elected by the affirmative vote a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote in election at the Annual Meeting of shareholders, and the ratification of Deloitte & Touche LLP as independent auditors shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting; in each case, provided a quorum is present. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. No shareholder shall be entitled to cumulate votes.
     The cost of soliciting proxies, which is estimated to be $1,600, will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. Also, the Company has engaged Morrow & Co. to provide certain services in connection with the solicitation of the proxies. Deadline for Receipt of Shareholder Proposals
      Proposals of shareholders of the Company which are intended to be presented by such shareholders at next year's Annual Meeting must be received by the Company by no later than March 24, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                           PROPOSAL NO. 1
                NOMINATIONS FOR ELECTION AS DIRECTORS
Nominees
      A Board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of directors to fill the vacancy or the Board may elect to fill such vacancy at a later date. The Company is not aware of any nominee who will be unable or decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of shareholders or until a successor has been elected and qualified.
      The names of the nominees, and certain information about them, are set forth below.

                        Director  Amount and Nature      Percent of
 Name            Age     Since   of Beneficial Ownership(b)  Class
 ----            ---   --------  -----------------------  ---------

John J. Adams (a) 60      1995          320,574               1.0%
      Vice President Marketing of DCI Telecommunications, Inc. Mr. Adams was formerly vice president for R&D Scientific Corp. from 1993 to 1997 and founder and president of Validation Services Corp. from 1993 to 1997. Mr. Adams was previously president of Prevent Chemicals, Ltd., a publicly traded manufacturer of specialty chemicals.

Carter H. Hills   77      1995          379,273               1.1%
       Retired diplomat with extensive experience in economic development and management planning under auspices of Department of State and major international organizations. Mr. Hills directed such programs in countries of Near East and Vietnam. Served as financial adviser and delegate for U.S. at key international conferences, as well as a management consultant to the organization for economic cooperation and development.

Joseph J. Murphy (a)(c) 60   1995        7,112,145               20.5%
      President and CEO of DCI Telecommunications, Inc. Prior to that he was executive vice president and chief financial officer from 1979 to 1990, and a member of the Board of Directors (1980 to 1984) of
Aquarion  Company, a New York Stock Exchange Company.   Formerly,  he
was chief financial officer for Connecticut Energy Corp. from 1971 to 1979, a member of Price Waterhouse from 1964 to 1967 and an officer in the United States Marine Corps from 1961 to 1964. He was a member of the Board of Directors of Boys/Girls Club of Bridgeport and served on the Economic advisory board for Fairfield University and Sudden Death Syndrome (SIDS) for Fairfield County. He was also a member of the FBI/Marine Corps Association.

Larry Shatsoff (a)  45       1995        1,131,744              3.3%
       Vice President and Chief Operations Officer of DCI Telecommunications, Inc. Mr. Shatsoff was vice president and chief operations officer for Alpha Products from 1991 to 1994. He also was executive vice president of Kalon Systems (a data processing services company) from 1988 to 1990, and a manager of information systems for Aquarion Company, a New York Stock Exchange Company, from 1981 to 1990.

Clifford Postelnik55                       0                 0.0%
     Director of Sales and Marketing, DCI Europe. Prior to his recent appointment, he was with wholly-owned subsidiary Edge Communications. Mr. Postelnik joined Edge in 1997 after a 30-year career in bilateral carrier contract negotiations and marketing to the tour and travel industry, airlines and hotels in Europe, Africa and the Orient.

All directors and executive officers
     as a  group                        10,122,074b         29.2%

Notes:
(a)   Executive  officer  of  Registrant.  Executive  officers  serve annual terms.
(b) Included in shares owned above are shares which the beneficial owner has the right to acquire from options within sixty days as follows: J. Murphy, 1,392,727 shares; L. Shatsoff, 1,009,545 shares;
  J. Adams, 314,574 shares; and C. Hills, 217,272 shares. Shares beneficially owned directly or indirectly.
(c) Included in Joseph Murphy ownership are shares issued to the following individuals in connection with the Edge Communications acquisition of which Mr. Murphy exercises sole voting power as follows: Donald Gross, 1,750,533 (5.8%); Stephen Gross, 1,750,533 (5.8%); Robert Cefail, 263,143; DCP Holding, LLC, 150,000; Lori Gross, 62,500; and Tibor Vas, 20,000.

The Board of directors urges shareholders to vote "FOR" each of the nominees for directors set forth above.
                    _____________________________

                           PROPOSAL NO. 2
       RATIFICATION OF SELECTION OF CERTIFIED PUBLIC AUDITORS

      The Board of Directors of the Company has selected Deloitte & Touche LLP as its independent public auditors for the fiscal year ending March 31, 2000. In accordance with a resolution of the Board of Directors, this selection is being presented to shareholders for ratification at the Annual Meeting. The Company's independent public auditors for the fiscal year ended March 31, 1999 were Schnitzer & Kondub P.C.
     If the foregoing proposal is not approved by the shareholders or if, prior to the 1999 Meeting, Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its employment shall be otherwise discontinued by the Board of Directors, then the Board of Directors will appoint other independent public auditors whose employment for any period subsequent to the 1999 Annual Meeting will be subject to ratification by the shareholders at the meeting.
      The Company has been advised that representatives of Deloitte & Touche LLP will not be present at the meeting. Schnitzer & Kondub P.C. audited the Company's financial statements for the years ended March 31, 1997, 1998 and 1999. The Company has been advised that representatives of Schnitzer & Kondub P.C. will not be present at the meeting.
      The decision to change auditors was approved by the Board of Directors on May 13, 1999.
      It was mutually agreed by Schnitzer & Kondub P.C. and the Company that DCI change auditors at this time. In response to the Company's growth, Schnitzer & Kondub P.C. recommended Deloitte & Touche LLP take over the role as independent auditors for fiscal year 2000 and beyond. There are no disagreements of opinion between Schnitzer & Kondub P.C. and DCI to report.

The Board of Directors recommends a vote "FOR" ratification of the selection of Deloitte & Touche as independent auditors.
                    _____________________________

Board Meetings and Committees
      The Board of Directors of the Company held 13 meetings during the period April 1, 1998 to March 31, 1999. All of the then incumbent directors attended all such meetings except for Carter Hills and Lois Morris. Mr. Hills missed one meeting and Ms. Morris missed five during the period which they were appointed a director.
       In January 1995, the Board of Directors established a Compensation Committee, a Nomination Committee and a Finance Committee. In July 1997, an Executive Committee was formed. Larry Shatsoff, an executive officer of the Company, is chairman of the
Compensation Committee, Joseph J. Murphy is the chairman of the Nomination and Executive Committees and the Finance Committee chairman was Carter H. Hills. All three committees met once during the year ended March 31, 1999.

Compensation Committee Interlocks and Insider Participation
     DCI's compensation committee consists of three members, all of whom also serve as executive officers for the Company. Larry Shatsoff serves as the chairman of the committee, and is also the chief operating officer for DCI. The other two committee members are Joseph J. Murphy, DCI's president and CEO, and John J. Adams, DCI's chief marketing officer.

              Board of Directors Compensation Committee
                  Report on Executive Compensation

Executive Compensation Philosophy
     The Company's executive compensation program has the objective of aligning executive and shareholder interests in the context of an emerging company which must attract and retain executives with entrepreneurial talent and management ability. DCI is a young company which seeks to increase shareholder value by growing and becoming consistently profitable. The executive compensation program is accordingly designed to conserve compensation expense and provide stock incentives which motivate executives toward performance which enhances shareholder value.
Executive Compensation Program
     Each year, the Compensation Committee, which is composed of three members, recommends compensation arrangements for officers to the Board of Directors, including the salaries, stock option award levels and grants, and other matters of executive compensation.
     DCI's executive compensation program in 1999 consisted of two components: salary and stock options.
     The primary comparison for CEO compensation is the telecommunications comparison group of 10 investor-owned telecommunications companies to which DCI compares its business performance. The total compensation for the CEO will position him below the median of this comparison group.
     Salary ranges are set by periodic comparison to rates of pay for comparable positions within the telecommunications industry for corporate and telecommunications positions and the non-telecommunications industries for non-telecommunications positions. Individual salaries are generally considered for adjustment based on external salary levels, individual performance and potential, and/or changes in duties and responsibilities. The Company believes that officer salaries are below the median of the salaries reported for comparable positions.

CEO Compensation - 1999
     Based on its members' individual business judgments and available compensation data, the Compensation Committee reviewed and approved the level and form of compensation for the Chief Executive Officer in 1999.
     Mr. Murphy's base salary as CEO of DCI is positioned below the median among chief executives within the telecommunications comparison group. Mr. Murphy received a stock option grant in 1999 of 592,727 options. The grant is exercisable at a price equal to the market price of the stock on the date of grant.

                       Compensation Committee
                      Larry Shatsoff, Chairman
                          Joseph J. Murphy
                            John J. Adams

Shareholder Return Presentation
-------------------------------
     The following performance graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the Russell 2000 Index, and the NASDAQ Telecommunications Index for the three years commencing 1997 and ended 1999. Information for the stock price of DCTC was not available for the years ended 1995 and 1996.

                       [ GRAPH INSERTED HERE]

Employment Agreements
---------------------
      The Company entered into an employment agreement dated as of June 10, 1997 with Joseph J. Murphy pursuant to which Mr. Murphy renders services to the Company as its President and Chief Executive Officer for an annual base salary of $150,000. The agreement carries a severance package worth a minimum of two years salary.
     The Company also entered into an employment agreement dated June 10, 1997 with Larry Shatsoff pursuant to which Mr. Shatsoff renders services to the Company as its Vice President and Chief Operating Officer, for an annual base salary of $100,000. The agreement carries a severance package worth a minimum of two years salary.
      The Company also entered into an employment agreement dated August 15, 1998 with John J. Adams pursuant to which Mr. Adams renders services to the Company as its Vice President and Chief Marketing Officer, for an annual base salary of $70,000. The agreement carries a severance package worth a minimum of two years salary.

Director Compensation
---------------------
      The Company's current policy is to compensate outside directors through common stock option grants by the Company. Each director who is not an employee of the Company or its subsidiaries is eligible to receive stock options in the discretion of the Board of Directors. For the 1998 fiscal year, Mr. Hills was granted options to purchase 92,272 shares of DCI stock at a price of $0.68 per share.
Executive Compensation
      The following tables set forth for the fiscal year ended March 31, 1999, certain information regarding the total remuneration paid and grants of options/SARs made to the chief executive officer and each of the executive officers of the Company and its subsidiaries and who received total cash compensation in excess of $100,000 during the period. These amounts reflect total cash compensation paid by the Company and its subsidiaries to these individuals during the fiscal years March 31, 1999, 1998, and 1997.

                     Summary Compensation Table


                                                  Long-Term Compens.
                                                  ------------------
                              Annual Compensation Awards     Payouts
                              ------------------- ------     -------
                                         Other   Securities All Other
     Name and                            Annual  Underlying  Compen-
     Principal                  Salary   Compen- Options/SARS sation
     Positions           Year     ($)    sation    (#)          ($)
     ---------           ----   -------  ------- ----------- --------
     Joseph J. Murphy    1997   100,000            600,000
     President, CEO,     1998   115,000            172,727
     Chairman and        1999   126,000            592,727
     Director
     Larry Shatsoff      1997    55,800            400,000
     V.P., COO           1998    63,000            154,545
     and Director        1999    90,000            759,545
     John J. Adams       1997   250,000
     V.P., CMO           1998     6,000             84,090
     and Director        1999    75,000            214,574

        Aggregated Options /SAR Exercised in Last Fiscal Year
                    and FY-End Option/SAR Values

                                                        Value of
                                          Number of     Unexercised
                                          Unexercised   In-the-Money
                       Shares             Options/SARS  Options/SARS
                       Acquired              at            at
                         on       Value   FY-End (#)    FY-End ($)
                       Exercise Realized  Exercisable/  Exercisable/
           Name          (#)       ($)    Unexercisable Unexercisable
           ----        -------- --------  ------------- -------------
     Joseph J. Murphy  200,000  $375,000     992,727      $2,748,308
     Larry Shatsoff     75,000  $160,934   1,009,545      $2,717,656
     John J. Adams      60,000  $ 94,938     314,574      $  857,705


                Option/SAR Grants in Last Fiscal Year
                -------------------------------------

                              % of Total
                              Options/SARS    Exercise
                              Granted         or
                Options/SARs  to Employees    Base      Expiration
     Name         Granted (#) in Fiscal Year  Price($/Sh)   Date
     ----       ------------- --------------  ----------- --------

Joseph J. Murphy    592,727       17.33          $0.68    10/15/03
Larry Shatsoff      759,545       22.21          $0.68    10/15/03
John J. Adams       214,574        6.27          $0.68    10/15/03

                   Ten-Year Option/SAR Repricings
                  -------------------------------

                           Number   Market
                           of       Price
                           Securi-  of                     Length of
                           ties     Stock   Exercise       Original
                           Under-   at      Price at       Option
                           lying    Time of Time of        Term
                           Options/ Repric- Repric-        Remaining
                           SARs     ing     ing     New    at
                           Repriced or      or      Exer-  Date of
                           or       Amend-  Amend-  cise   Repricing
                           Amended  ment    ment    Price  or
    Name            Date     (#)     ($)      ($)     ($)  Amendment
   ------         -------- -------  -----  -------  -----  ---------
Joseph J. Murphy  10/15/98  72,727  $0.68   $1.375  $0.68  44 months
                  10/15/98 100,000  $0.68   $1.75   $0.68  47 months
                  10/15/98  75,000  $0.68   $1.34   $0.68  54 months
Larry Shatsoff    10/15/98  54,545  $0.68   $1.375  $0.68  44 months
                  10/15/98 100,000  $0.68   $1.75   $0.68  47 months
                  10/15/98  55,000  $0.68   $1.34   $0.68  54 months
John J. Adams     10/15/98  30,681  $0.68   $1.375  $0.68  44 months
                  10/15/98  43,893  $0.68   $1.75   $0.68  47 months
                  10/15/98  35,000  $0.68   $1.34   $0.68  54 months
Carter Hills      10/15/98  27,272  $0.68   $1.375  $0.68  44 months
                  10/15/98  35,000  $0.68   $1.34   $0.68  54 months
Russell Hintz     10/15/98  34,090  $0.68   $1.375  $0.68  44 months
                  10/15/98  70,000  $0.68   $1.75   $0.68  47 months
                  10/15/98  35,000  $0.68   $1.34   $0.68  54 months
Daniel J. Murphy  10/15/98  54,545  $0.68   $1.375  $0.68  44 months
                  10/15/98  70,000  $0.68   $1.75   $0.68  47 months
                  10/15/98  55,000  $0.68   $1.34   $0.68  54 months

                       Compensation Committee

                      Larry Shatsoff, Chairman
                          Joseph J. Murphy
                            John J. Adams

Other Matters
-------------
      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.
      It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope which has been enclosed.

                 By Order of the Board of Directors

                        /s/ Joseph J. Murphy
                    ----------------------------
                     Joseph J. Murphy, President

                       Dated: June 30, 1999